Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Alpha Teknova, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Common Stock, par value $0.00001 per share
		- Reserved for issuance under the Alpha Teknova, Inc. 2021 Equity Incentive Plan	457(c) and (h)	2,136,389 (2)	$5.7525 (4)	$12,289,577.72 (4)	$0.00015310	$1,881.53 (4)
		- Reserved for issuance under the Alpha Teknova, Inc. 2021 Employee Stock Purchase Plan	457(c) and (h)	319,911 (3)	$4.889625 (5)	$1,564,244.82 (5)	$0.00015310	$239.49 (5)
	Total Offering Amounts				—	$13,853,822.54	—	$2,121.02
	Total Fees Previously Paid				—	—	—	—
	Total Fee Offsets				—	—	—	—
	Net Fee Due				—	—	—	$2,121.02

1.
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the Alpha Teknova, Inc. 2021 Equity Incentive Plan (the “2021 Plan”) and the Alpha Teknova, Inc. 2021 Employee Stock Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Common Stock.
2.
Represents shares of Common Stock that were added to the shares available for issuance under the 2021 Plan on January 1, 2025, pursuant to the automatic increase feature of the 2021 Plan, which provides that the number of shares reserved for issuance under the 2021 Plan will automatically increase on January 1 of each year for a period of ten years, beginning on January 1, 2022 and continuing through January 1, 2031, in an amount equal to 4% of the total number of shares of Common Stock outstanding on December 31 of the preceding year; provided, however, that the Registrant’s board of directors may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares of Common Stock.
3.
Represents shares of Common Stock that were added to the shares available for issuance under the ESPP on January 1, 2025, pursuant to the automatic increase feature under the ESPP, which provides that the number of shares reserved for issuance under the ESPP will automatically increase on January 1 of each year for a period of ten years, beginning on January 1, 2022 and continuing through January 1, 2031, by the lesser of (i) 1.0% of the total number of shares of Common Stock outstanding on December 31 of the immediately preceding year; and (ii) 319,911 shares of Common Stock (subject to adjustment by reason of any stock dividend, stock split, recapitalization or other similar transaction), except before the date of any such increase, the Registrant’s board of directors may determine that such increase will be less than the amount set forth in clauses (i) and (ii).
4.
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are calculated based on $5.7525 per share, the average of the high and low price of the Common Stock on March 4, 2025, as reported on the Nasdaq Global Market (such date being within five business days prior to the date that this registration statement was filed with the U.S. Securities and Exchange Commission).
5.
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are calculated based on 85% of $5.7525 per share, the average of the high and low price of the Common Stock on March 4, 2025, as reported on the Nasdaq Global Market (such date being within five business days prior to the date that this registration statement was filed with the U.S. Securities and Exchange Commission). Pursuant to the ESPP, the purchase price of the shares of Common Stock reserved for issuance thereunder will be 85% of the lower of fair market value of the Common Stock on (a) the first day of the offering period, and (b) the purchase date.